WESTLAKES INSTITUTIONAL PORTFOLIOS
                       OFFICER'S CERTIFICATE OF AMENDMENT
                    TO THE AGREEMENT AND DECLARATION OF TRUST


The undersigned, Diane J. Drake, being the duly elected and acting Secretary of Westlakes Institutional Porfolios (the "Trust"), a Delaware business trust, DOES HEREBY CERTIFY that the following is a true and correct copy of the resolutions adopted by the Board of Trustees of the Trust amending the Agreement and Declaration of Trust pursuant to Article VIII, Section 4 of the Agreement and Declaration of Trust, at a meeting held on December 20, 2002.


VOTED: That the Agreement and Declaration of Trust of the Trust be, and it hereby is, amended to reflect the following changes:

         Section 3 of Article IX is hereby amended to read as follows:

         Section 3.  Reorganization and Master/Feeder.
         ---------   ---------------------------------

         (a) Notwithstanding anything else herein, the Trustees may, without Shareholder approval unless such approval is required by applicable law.

               (i) cause the Trust to merge or consolidate with or into one or more trusts (or series thereof to the extent permitted by law), partnerships, associations, corporations or other business entities (including trusts, partnerships, associations, corporations or other business entities created by the Trustees to accomplish such merger or consolidation) so long as the surviving or resulting entity is an open-end management investment company under the 1940 Act, or is a series thereof, that will succeed to or assume the Trust's registration under the 1940 Act and that is formed, organized or existing under the laws of the United States or of a state, commonwealth, possession or colony of the United States;

               (ii) cause a Series of the Trust to merge or consolidate with or into one or more trusts (or series thereof to the extent permitted by law, including another Series of the Trust), partnerships, associations, corporations or other business entities (including trusts, partnerships, associations, corporations or other business entities created by the Trustees to accomplish such merger or consolidation) so long as the surviving or resulting entity is an open-end management investment company under the 1940 Act, or is a series thereof, that is formed, organized or existing under the laws of the United States or of a state, commonwealth, possession or colony of the United States;

               (iii) cause the Shares to be exchanged under or pursuant to any state or federal statute to the extent permitted by law; or


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               (iv) cause the Trust to incorporate under the laws of Delaware.
Any agreement of merger or consolidation or exchange or certificate of merger may be signed by a majority of the Trustees and facsimile signatures conveyed by electronic or telecommunication means shall be valid.

         (b) Pursuant to and in accordance with the provisions of Section 3815(f) of the Delaware Act, and notwithstanding anything to the contrary contained in this Declaration of Trust, an agreement of merger or consolidation approved by the Trustees in accordance with this Section 3 may effect any amendment to the governing instrument of the Trust or effect the adoption of a new instrument of the Trust if the Trust is the surviving or resulting trust in the merger or consolidation.

         (c) The Trustees may create one or more business trusts to which all or any part of the assets, liabilities, profits or losses of the Trust or any Series or Class thereof may be transferred and may provide for the conversion of Shares in the Trust or any Series or Class thereof into beneficial interests in any such newly created trust or trusts or any series or classes thereof.

         (d) Notwithstanding anything else herein, the Trustees may, without Shareholder approval, invest all or a portion of the Trust Property of any Series, or dispose of all or a portion of the Trust Property of any Series, and invest the proceeds of such disposition in interests issued by one or more other investment companies registered under the 1940 Act. Any such other investment company may (but need not) be a trust (formed under the laws of the State of Delaware or any other state or jurisdiction) (or subtrust thereof) which is classified as a partnership for federal income tax purposes. Notwithstanding anything else herein, the Trustees may, without Shareholder approval unless such approval is required by applicable law, cause a Series that is organized in the master/feeder fund structure to withdraw or redeem its Trust Property from the master fund and cause such Series to invest its Trust Property directly in securities and other financial instruments or in another master fund.

Witness my hand this 27th day of December, 2002.



/s/ Diane J. Drake
---------------------------------
Diane J. Drake
Secretary